UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement
On May 20, 2014, CommunityOne Bancorp (“Company”) and CommunityOne Bank, N.A. ("Bank") entered into an underwriting agreement (the “Underwriting Agreement”) with the U.S. Department of the Treasury (the “Selling Shareholder”), Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P., as joint book running managers, in connection with the offering by the Selling Shareholder of 1,085,554 shares of the Company’s common stock at a price of $9.35 per share (the “Offering”). Keefe, Bruyette & Woods, Inc. also was the qualified independent underwriter for the offering. The Company will not receive any proceeds from the offering.
The shelf registration statement relating to the foregoing has previously been filed with, and declared effective by, the Securities and Exchange Commission. This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the shares of the Company’s common stock or any other securities, nor will there be any sale of the shares of the Company’s common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated May 20, 2014, among CommunityOne Bancorp, CommunityOne Bank, N.A., the United States Department of the Treasury, Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2014	COMMUNITYONE BANCORP
(Date)	(Registrant)

/s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1
Underwriting Agreement, dated May 20, 2014, among CommunityOne Bancorp, CommunityOne Bank, N.A., the United States Department of the Treasury, Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P.